UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2013

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 8, 2013 Sysco Corporation, a Delaware corporation (“Sysco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with USF Holding Corp., a Delaware corporation (“USF”) and the parent of US Foods, Inc., Scorpion Corporation I, Inc., a Delaware corporation and a wholly owned subsidiary of Sysco (“Merger Sub One”) and Scorpion Company II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sysco (“Merger Sub Two”) pursuant to which Sysco will acquire USF (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. The aggregate purchase price paid by Sysco will consist of $500 million in cash and approximately 89.1 million shares of Sysco’s common stock, in each case subject to possible downward adjustment pursuant to the Merger Agreement.

The Merger will take place in two steps. First, Merger Sub One will merge with and into USF, with USF continuing as a wholly-owned subsidiary of Sysco. Second, USF will merge with and into Merger Sub Two immediately following the initial merger, with Merger Sub Two surviving the second merger as a wholly owned subsidiary of Sysco.

The aggregate merger consideration will be allocated among USF’s outstanding common stock and equity awards. Each outstanding USF restricted stock award and RSU award will fully vest at closing and will convert into the right to receive the merger consideration on the same basis as outstanding shares of common stock. Each outstanding USF option and equity appreciation right will fully vest at closing and convert into the right to receive an amount in cash approximately equal to the difference between the value of the per share merger consideration and the exercise price of the respective option or equity appreciation right.

In connection with the Merger, Sysco will also assume or refinance all of USF’s outstanding debt, which currently has an aggregate principal amount of approximately $4.6 billion. The purchase price, as well as any refinancing of USF indebtedness, is expected to be financed with a combination of new debt and cash on Sysco’s balance sheet. Sysco executed a commitment letter, dated December 8, 2013, with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC that provides a commitment, subject to satisfaction of standard conditions, for a $4.75 billion 364-day senior unsecured bridge loan facility.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the approval of the Merger by USF’s stockholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any law or injunction that prohibits the consummation of the Merger, (4) the absence of certain governmental actions, (5) the absence of a material adverse effect on USF and (6) the receipt by USF of a customary tax opinion with respect to the Merger.

The Merger Agreement generally requires each party to take all actions necessary to resolve objections to the Merger under any antitrust law, except that Sysco is not required to take any action to obtain antitrust approvals that would require the divestiture of assets of Sysco, USF or any of their subsidiaries representing, in the aggregate, revenues in excess of $2 billion during the 2013 calendar year. If the Merger Agreement is terminated due to a failure to obtain required antitrust approvals, in certain circumstances Sysco will be required to pay USF a termination fee of $300 million.

The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger has not occurred by March 8, 2015 (the “Termination Date”). If all of the conditions to closing other than the required regulatory approval have been satisfied or are capable of being satisfied at the Termination Date, then either Sysco or USF may extend the Termination Date, from time to time, for periods of up to 60 days, to a date not beyond September 8, 2015.

On December 9, 2013, Sysco entered into a voting agreement with the holders of approximately 95% of USF’s outstanding common stock, pursuant to which such stockholders agreed to deliver a written consent in favor of the approval of the Merger following the delivery of an effective registration statement on Form S-4 filed by Sysco with respect to the shares of Sysco common stock to be issued in the Merger.

The Merger Agreement contains detailed representations and warranties of Sysco, USF and the Merger Subs. USF has agreed to various covenants and agreements, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the closing of the Merger and not to engage in certain kinds of transactions during this period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Sysco, USF or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Sysco, USF or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Stockholders Agreement

Concurrently with entering into the Merger Agreement, Sysco entered into a Stockholders Agreement dated December 8, 2013 (the “Stockholders Agreement”) with Clayton, Dubilier & Rice, LLC (“CDR”), Kohlberg, Kravis Roberts & Co., L.P. (“KKR”) and certain investment funds affiliated with CDR and KKR that will receive shares of Sysco common stock in the Merger. The Stockholders Agreement becomes effective at the closing of the Merger, and sets forth certain governance arrangements and contains various provisions relating to, among other things, board representation, the acquisition of additional equity interests in Sysco, prohibitions on taking certain actions relating to Sysco, transfer restrictions, voting arrangements, and registration rights.

Pursuant to the Stockholders Agreement, each of CDR and KKR will be entitled to designate one director for nomination to Sysco’s board of directors. The right to designate a director will terminate for each stockholder when such stockholder has sold 75% of the Sysco common stock initially received by such stockholder in the Merger, or if such stockholder makes certain competing investments as described below. For as long as a stockholder has the right to designate a director (and in some cases for an additional six months thereafter), such stockholder will be required to vote their shares of Sysco common stock in accordance with the Sysco board’s recommendation on any matter put to a vote of Sysco stockholders. The initial directors that will be appointed by CDR and KKR will be Richard J. Schnall and Michael Calbert, respectively.

The Stockholders Agreement generally restricts any transfers of the shares of Sysco common stock received in the Merger for fifteen months after the closing of the Merger, with certain limited exceptions. Following this initial fifteen-month time period, each stockholder will be granted customary registration rights, and remains generally prohibited from transferring its shares of Sysco common stock to 5% holders of Sysco common stock, and may not transfer shares in excess of 5% of daily average trading volumes in a single day.

The Stockholders Agreement contains a customary standstill provision as well as a non-solicitation provision relating to certain members of Sysco’s and USF’s management teams, each of which are effective until the later of (1) one year after the applicable stockholder no longer has a designee on the Sysco board and (2) the date on which the applicable stockholder has sold 75% of the shares of Sysco common stock that it initially received in the Merger.

The stockholders who are party to the Stockholders Agreement have agreed to certain restrictions on investments in designated entities in the foodservice distribution business for a limited period, and to maintain procedures to prevent Sysco’s confidential information from being shared with other portions of their business that may have investments in the food service distribution business. Subject to certain exceptions, each stockholder will lose its right to designate a nominee to the Sysco board of directors if it makes an investment in an entity that conducts any wholesale food distribution business in North America.

The Stockholders Agreement will terminate with respect to each stockholder on the date that it beneficially owns less than 1% of Sysco’s outstanding voting shares.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 9, 2013, Sysco and USF issued a joint press release announcing the execution of the Merger Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Information included in this document (including information included or incorporated by reference in this document) that look forward in time or that express beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Sysco to integrate the acquired operations, the ability to implement the anticipated business plans of the combined company following closing and achieve anticipated benefits and savings, risks related to disruption of management’s attention from ongoing business operations due to the pending merger, the effect of the announcement of the proposed merger on either party’s relationships with its respective customers, vendors, lenders, operating results and businesses generally, the outcome of any legal proceedings related to the proposed merger, the general risks associated with the respective businesses of Sysco and USF, including the risk of interruption of supplies due to lack of long-term contracts, intense competition, severe weather, crop conditions, work stoppages, inflation risks, the impact of fuel prices, adverse publicity, labor issues, and risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or that consumer confidence in the economy may not increase and decreases in consumer spending, particularly on food-away-from-home, may not reverse. For a discussion of additional factors impacting Sysco’s business, see Sysco’s Annual Report on Form 10-K for the year ended June 29, 2013, as filed with the Securities and Exchange Commission and the Company’s subsequent filings with the SEC. For a discussion of additional factors impacting USF’s business, see U.S. Food’s filings with the SEC. Neither Sysco nor USF undertakes to update or revise any forward-looking statements, based on new information or otherwise.

Additional Information for USF Stockholders

In connection with the proposed transaction, Sysco currently intends to file a Registration Statement on Form S-4 that will include a consent solicitation statement of USF. Sysco also plans to file other relevant materials with the SEC. Stockholders of USF are urged to read the consent solicitation statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction. These materials will be made available to the stockholders of USF at no expense to them. The consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Sysco at www.sysco.com/investors or by emailing investor_relations@corp.sysco.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Sysco with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information or its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1*	Agreement and Plan of Merger, dated as of December 8, 2013, by and among Sysco Corporation, USF Holding Corp., Scorpion Corporation I, Inc. and Scorpion Company II, LLC

10.1	Stockholders Agreement, dated as of December 8, 2013, by and among Sysco Corporation, Clayton Dubilier & Rice LLC, Kohlberg, Kravis Roberts & Co. L.P. and the stockholders named therein.

99.1	Joint Press Release issued by Sysco Corporation and USF Holding Corp. on December 9, 2013

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: December 9, 2013	By:	/s/ Russell T. Libby
Russell T. Libby
Senior Vice President, General Counsel and Corporate Secretary